As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEATTLE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1874389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(425) 527-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, Washington 98021

(425) 527-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sonya F. Erickson Cooley Godward Kronish LLP 719 Second Avenue, Suite 900 Seattle, Washington 98104-7097 (206) 452-8700	Kirk D. Schumacher General Counsel Seattle Genetics, Inc. 21823 30th Drive SE Bothell, Washington 98021 (425) 527-4000	Chadwick L. Mills Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306-2155 (650) 843-5000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	(1)	(1)	(1)	$0(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number of shares of common stock is being registered as may from time to time be sold at indeterminate prices.
(2)	The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r).

PROSPECTUS

SEATTLE GENETICS, INC.

Common Stock

From time to time, we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

We may offer and sell shares of common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the trading symbol “SGEN.” On May 21, 2009, the last reported sale price of our common stock was $8.91 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2009

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses that we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, in any applicable prospectus supplement or in any related free writing prospectus, is accurate as of any date other than its date regardless of the time of delivery of the prospectus, prospectus supplement or related free writing prospectus, or any sale of the common stock. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.

Seattle Genetics® and are our registered trademarks in the United States. All other trademarks, tradenames and service marks included or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus are the property of their respective owners.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the common stock being offered.

References in this prospectus to “Seattle Genetics,” “we,” “us” and “our” refer to Seattle Genetics, Inc., a Delaware corporation. Our principal executive offices are located at 21823 30th Drive SE, Bothell, WA 98021 and our telephone number is (425) 527-4000. Our web site address is http://www.seagen.com. The information contained in, or that can be accessed through, our web site is not part of, and is not incorporated by reference in, this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors identified in any applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as in our most recent annual and quarterly filings with the SEC, in addition to the other information contained in this prospectus, any applicable prospectus supplement, the documents incorporated by reference herein or therein, and in any free writing prospectuses that we have authorized for use in connection with a specific offering, before deciding whether to purchase any of our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

•	the development of our product candidates;

•	the success and timing of our preclinical studies and clinical trials, and the commencement of future clinical trials;

•	the submission and timing of applications for regulatory approvals;

•	the establishment and development of collaborative partnerships;

•	our ability to identify new potential product candidates;

•	our ability to achieve commercial acceptance of our product candidates if approved for commercial sale;

•	our ability to scale-up our manufacturing capabilities and facilities;

•	the use of proceeds from any offering;

•	our projected financial and operating results;

•	our projected capital expenditures; and

•	our liquidity.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement, in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we have authorized for use in connection with a specific offering, we anticipate using the net proceeds to us from the sale of our common stock for clinical and preclinical development and manufacturing of existing product candidates, discovery and development of additional product opportunities, capital expenditures and working capital and other general corporate purposes. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for that purpose in the future. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. We may issue shares of our common stock from time to time in one or more offerings. We will set forth in the applicable prospectus supplement a description of the terms of the offering of common stock, including the offering price, the net proceeds to us, and other offering material relating to such offering.

The following summary description of our common and preferred stock is based on the provisions of our fourth amended and restated certificate of incorporation, amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law and the applicable provisions of the Washington Business Corporation Act. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our fourth amended and restated certificate of incorporation, our amended and restated bylaws, the Delaware General Corporation Law and the applicable provisions of the Washington Business Corporation Act. For information on how to obtain copies of our fourth amended and restated certificate of incorporation and our amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find More Information.”

Common Stock

        As of May 21, 2009, there were 86,818,796 shares of common stock outstanding, held of record by approximately 118 stockholders. The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Subject to the preferences of any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably any dividends our Board of Directors declares out of funds legally available for the payment of dividends. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share pro rata all assets remaining after payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and the shares of common stock to be offered under this prospectus and applicable prospectus supplements will be, fully paid and nonassessable.

Preferred Stock

As of May 21, 2009, none of the 5,000,000 authorized shares of preferred stock were outstanding. Pursuant to our fourth amended and restated certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue the shares of preferred stock in one or more series. Our Board of Directors also has the authority to fix the designations, powers, preferences, privileges and relative, participating, optional or special rights and the qualifications, limitations or restrictions of any preferred stock issued, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our Board of Directors, without stockholder approval, may issue preferred stock with voting, conversion or other rights that are superior to the voting and other rights of the holders of common stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Seattle Genetics without further action by the stockholders, and may have the effect of delaying or preventing changes in management of Seattle Genetics. In addition, the issuance of preferred stock may decrease the market price of our common stock.

Warrants

As of May 21, 2009 we had warrants outstanding to purchase 1,925,000 shares of common stock at an exercise price of $6.25 per share. The warrants are exercisable in whole or in part at any time on or before December 31, 2011, and expire if not exercised prior to such time. The warrants provide for a cashless exercise by the warrant holder, if available. The warrant exercise price and the number of shares subject to the warrants are subject to adjustment in certain events including: stock subdivisions, combinations, splits, stock dividends, capital reorganizations, or capital reclassifications of our common stock. The preceding summary is qualified in its entirety by reference to the terms and provisions of the form of Warrant attached as an exhibit to our current report on Form 8-K filed with the SEC on May 15, 2003.

Registration Rights

Pursuant to an Investor Rights Agreement, dated July 8, 2003, certain holders of our common stock are entitled to registration rights under the Securities Act with respect to their shares of common stock, as applicable, if we propose to register any of our common stock. Such holders are entitled to notice of the registration and to include shares of their common stock in the registration at our expense. In addition, such holders are entitled to require us to file a registration statement under the Securities Act at our expense. Furthermore, such holders may require us to file additional registration statements on Form S-3 at our expense. All of these registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in such registration and our right to decline to affect such a registration if the anticipated aggregate offering price in such registration is below a minimum amount. Pursuant to the terms of a stock purchase agreement, dated January 27, 2009, we entered into with certain entities affiliated with Baker Brothers Investments, we agreed to use our commercially reasonable efforts to treat the shares issued pursuant to such stock purchase agreement as shares entitled to registration rights under the Investor Rights Agreement.

Anti-takeover Effects of Provisions of Delaware Law, Washington Law and Our Charter Documents

Charter Documents

As noted above, our Board of Directors, without stockholder approval, has the authority under our fourth amended and restated certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of Seattle Genetics without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Our fourth amended and restated certificate of incorporation provides for our Board of Directors to be divided into three classes, with staggered three-year terms. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Stockholders have no cumulative voting rights, and the stockholders representing a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Our fourth amended and restated certificate of incorporation also requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing, and that the stockholders may amend our bylaws or adopt new bylaws only by the affirmative vote of 66-2/3% of the outstanding voting securities. A special meeting of the stockholders may be called only by our Board of Directors, our Chairman, our President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 50% of the votes at that meeting. These provisions may have the effect of delaying, deferring or preventing a change in control and may also delay or prevent changes in management of Seattle Genetics, which could have an adverse effect on the market price of our stock.

These and other provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, such provisions also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Chapter 23B.19 of the Washington Business Corporation Act

We are also subject to the provisions of Chapter 23B.19 of the Washington Business Corporation Act, or the WBCA, that imposes restrictions on certain transactions between a corporation and certain significant stockholders. The WBCA generally prohibits a “target corporation” (as defined in the WBCA) from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s Board of Directors prior to the time of the acquisition or at or subsequent to the acquiring person’s share acquisition time, such significant business transaction is approved by a majority of the members of the target corporation’s Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting shares, except for shares beneficially owned by or under the voting control of the acquiring person. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or

•	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. Depending on whether Seattle Genetics meets the definition of a “target corporation” under the WBCA, Chapter 23B.19 of the WBCA may have the effect of delaying, deterring or preventing a change in control of Seattle Genetics.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. Its address is P.O. Box 3316, South Hackensack, NJ 07606 and its telephone number is (800) 522-6645.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “SGEN.”

VALIDITY OF COMMON STOCK

The validity of the shares of common stock offered hereby will be passed upon for us by Cooley Godward Kronish LLP, Seattle, Washington, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement. As of the date of this prospectus, certain partners and associates of Cooley Godward Kronish LLP own an aggregate of approximately 7,496 shares of our common stock. Sonya F. Erickson, a partner of Cooley Godward Kronish LLP, serves as our Assistant Secretary.

EXPERTS

The financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of an offering of our common stock, you should refer to the complete registration statement on Form S-3 that may be obtained from the location described below. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Seattle Genetics. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 0-32405):

•	our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 13, 2009;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2008 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 9, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 8, 2009;

•

our Current Reports on Form 8-K filed with the SEC on January 21, 2009, January 26, 2009, January 27, 2009, January 28, 2009, February 19, 2009 and May 21, 2009 (other than any portions of these reports furnished but not filed pursuant to SEC rules and the exhibits filed on such form that relate to such portions); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 28, 2001, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 thereof and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of any or all of the documents incorporated by reference (including exhibits to these documents), at no cost, by telephoning our Investor Relations department at (425) 527-4000 or writing us at:

Investor Relations

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, WA 98021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates.

	Amount
SEC registration fee	$	*
NASDAQ Global Market listing fee		65,500
Accounting fees and expenses		150,000
Legal fees and expenses		175,000
Transfer agent fees and expenses		5,000
Printing and miscellaneous expenses		70,000

Total		$465,500

* In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by the prospectus that is a part of this registration statement.

Item 15. Indemnification of Directors and Officers

Our fourth amended and restated certificate of incorporation provides that we must indemnify our directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to Seattle Genetics and its stockholders. However, our directors may be personally liable for liability:

•	for any breach of duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, our amended and restated bylaws provide that:

•	we are required to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	we may indemnify our other officers, employees and other agents as set forth in Delaware law or any other applicable law;

•	we are required to advance expenses to our directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

We have entered into indemnification agreements with each of our directors and certain officers. These agreements, among other things, require us to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of Seattle Genetics, arising out of the person’s services as a director or officer of us, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The Investor Rights Agreement, dated July 8, 2003, between us and certain investors provides for indemnification by such investors of us and our officers and directors for certain liabilities arising under the Securities Act.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Seattle Genetics, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)

3.1	Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (2)

3.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (3)

3.3	Amended and Restated Bylaws of Seattle Genetics, Inc. (4)

4.1	Specimen Common Stock Certificate (5)

4.2	Form of Common Stock Warrant (6)

4.3	Investor Rights Agreement dated July 8, 2003 among Seattle Genetics, Inc. and certain of its stockholders (2)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.
(2)	Previously filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
(4)	Previously filed as an exhibit to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference.
(5)	Previously filed as an exhibit to Registrant’s registration statement on Form S-1, File No. 333-50266, originally filed with the Commission on November 20, 2000, as subsequently amended, and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Commission on May 15, 2003.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on May 22, 2009.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Clay B. Siegall, Ph.D. President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay B. Siegall and Todd E. Simpson, and each or any of them, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in his name and behalf in their capacities as officers and directors to enable Seattle Genetics to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLAY B. SIEGALL Clay B. Siegall, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2009

/s/ TODD E. SIMPSON Todd E. Simpson	Chief Financial Officer (Principal Accounting and Financial Officer)	May 22, 2009

/s/ SRINIVAS AKKARAJU Srinivas Akkaraju, M.D., Ph.D.	Director	May 22, 2009

/s/ MARC E. LIPPMAN Marc E. Lippman, M.D.	Director	May 22, 2009

/s/ FELIX BAKER Felix Baker, Ph.D.	Director	May 22, 2009

/s/ FRANKLIN M. BERGER Franklin M. Berger	Director	May 22, 2009

/s/ DAVID W. GRYSKA David W. Gryska	Director	May 22, 2009

/s/ DANIEL F. HOTH Daniel F. Hoth, M.D.	Director	May 22, 2009

/s/ JOHN P. MCLAUGHLIN John P. McLaughlin	Director	May 22, 2009

/s/ DANIEL G. WELCH Daniel G. Welch	Director	May 22, 2009

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (1)

3.1	Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (2)

3.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (3)

3.3	Amended and Restated Bylaws of Seattle Genetics, Inc. (4)

4.1	Specimen Common Stock Certificate (5)

4.2	Form of Common Stock Warrant (6)

4.3	Investor Rights Agreement dated July 8, 2003 among Seattle Genetics, Inc. and certain of its stockholders (2)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.
(2)	Previously filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2008 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
(4)	Previously filed as an exhibit to Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference.
(5)	Previously filed as an exhibit to Registrant’s registration statement on Form S-1, File No. 333-50266, originally filed with the Commission on November 20, 2000, as subsequently amended, and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Commission on May 15, 2003.